UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

HALLMARK VENTURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-56477

florida	34-2001531
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1800 N Town Center Drive, Ste 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	HLLK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 9, 2024, Hallmark Venture Group, Inc. (the “Company”) authorized the issuance of up to $500,000 in non-convertible promissory notes. The notes, when issued, will bear interest at a rate of 12% per month and will be due and payable six months after issuance. Purchasers of the notes will also be issued a common stock purchase warrant (each a “Warrant”). The warrant shall be exercisable at a price of $2.00 per share and shall expire two years after the issuance date.

On October 28, 2024, the Company issued a $33,000 promissory note and a warrant to purchase 825 shares of Company common stock.

On November 4, 2024, the Company issued a $30,000 promissory note and a warrant to purchase 750 shares of Company common stock.

On November 15, 2024 the Company issued a $25,000 promissory note and a warrant to purchase 625 shares of Company common stock.

A copy of the aforementioned documents which are filed as Exhibits hereto and incorporated by reference in this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.01	Form of Promissory Note & Warrant Agreement
10.02	Form of Promissory Note
10.03	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2024

Hallmark Venture Group, Inc.

By:	/s/ Evan Bloomberg
Name:	Evan Bloomberg
Title:	Chief Executive Officer

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